Exhibit 10.1

STOCK ESCROW ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT

This STOCK ESCROW ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT (this “Agreement”) is entered into as of June 28, 2024 (the “Effective Date”), by and among Bite Acquisition Corp., a Delaware corporation (“Bite”), Above Food Ingredients Inc., a corporation organized under the laws of Alberta, Canada (the “Company”), Smart Dine, LLC, a Delaware limited liability company (the “Sponsor”), Continental Stock Transfer & Trust Company, a New York corporation (“Resigning Escrow Agent”), and Odyssey Transfer and Trust Company, a Minnesota corporation (“Odyssey”).

WHEREAS, Bite and the Sponsor previously entered into a stock escrow agreement, dated February 11, 2021, with Resigning Escrow Agent, as escrow agent, (which agreement and any and all agreements heretofore supplemental thereto are herein collectively referred to as the “Stock Escrow Agreement”), governing the terms of the escrow; capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Stock Escrow Agreement;

AND WHEREAS, Bite hereby grants, conveys, transfers and assigns to the Company, and its successors and assigns, effective as of the date hereof, all of the Company’s rights and obligations under this Agreement, and the Company hereby assumes and agrees to become responsible for, and to pay, perform or discharge, as appropriate, effective as of the date hereof, all of Bite’s obligations pursuant to, in accordance with and subject to the terms and conditions of this Agreement;

AND WHEREAS, Resigning Escrow Agent agreed to transfer to Odyssey the appointment as escrow agent under the Stock Escrow Agreement, subject to the agreement of Bite, the Company and the Sponsor;

AND WHEREAS, to give effect to the foregoing, Resigning Escrow Agent desires, in accordance with the terms of the Stock Escrow Agreement, to resign as escrow agent thereunder and to be discharged from the rights, powers, duties and obligations thereof, and to transfer to Odyssey all of Resigning Escrow Agent’s rights, powers, duties and obligations under the Stock Escrow Agreement;

AND WHEREAS, Bite is prepared to accept such resignation and to appoint Odyssey as the successor escrow agent, and Odyssey is prepared to accept such appointment;

AND WHEREAS, the foregoing recitals are made as representations and statements of fact by Bite and the Sponsor, and not by the Resigning Escrow Agent or Odyssey;

AND WHEREAS, Section 6.3 of the Stock Escrow Agreement provides that Bite, the Sponsor, and the Resigning Escrow Agent may amend the Stock Escrow Agreement in writing signed by each of the parties thereto;

AND WHEREAS, the parties wish to execute this Agreement for the purpose of providing for the resignation of Resigning Escrow Agent as escrow agent and for its replacement by Odyssey, such resignation and replacement to take effect as of the Effective Date;

NOW THEREFORE, This agreement witnesses that in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties covenant and agree as follows:

1.	The Resigning Escrow Agent hereby resigns as escrow agent under, and is hereby discharged from the rights, powers, duties and obligations of the escrow agent, the Stock Escrow Agreement, effective as of the Effective Date.

2.	Bite and the Sponsor hereby accept such resignation.

3.	Bite and the Sponsor hereby appoint Odyssey as successor escrow agent under the Stock Escrow Agreement in the place and stead of Resigning Escrow Agent and with like effect as if originally named as escrow agent under the Stock Escrow Agreement, effective as of the Effective Date and Odyssey hereby accepts (and the Company hereby agrees to) such appointment. Bite and the Company each hereby agree that Resigning Escrow Agent shall not be responsible for any liabilities that may arise pursuant to Odyssey’s administration of the escrow agency after the Effective Date.

4.	The Resigning Escrow Agent hereby transfers and assigns to Odyssey, upon the agency expressed in the Stock Escrow Agreement, all rights, powers, duties and obligations of the Resigning Escrow Agent under the Stock Escrow Agreement, effective as of the Effective Date. All references to the “Escrow Agent” in the Stock Escrow Agreement (including all exhibits thereto) shall be references to Odyssey.

5.	Odyssey hereby represents that it meets all the qualifications required for a new escrow agent under the Stock Escrow Agreement.

6.	Notwithstanding any of the foregoing, the resignation, discharge, appointment, transfers, assignments and other agreements provided for herein will not be effective unless this Agreement has been executed by all of the parties hereto, whether upon the original instrument, by facsimile or in counterparts, or any combination thereof, and unless all preconditions to such resignation, discharge, appointment, transfers, assignments and other agreements as may be set forth in the Stock Escrow Agreement have been fulfilled.

7.	Any provision in the Stock Escrow Agreement specifying the address of the Escrow Agent is hereby amended to record the address as:

Odyssey Transfer and Trust Company

2155 Woodlane Drive, Suite 100

Woodbury, MN 55125

Email: clientsus@odysseytrust.com

8.	Any provision in the Stock Escrow Agreement specifying the address of the Company is hereby amended to record the address as:

Above Food Ingredients Inc.

2305 Victoria Avenue #001

Regina, Saskatchewan, S4P 0S7

Email: lionel@abovefood.com; jason.zhao@abovefood.com

9.	Each party hereto agrees to execute and deliver all such documents and instruments and do such other acts as may be necessary or advisable to give effect to the terms hereof.

10.	This Agreement supplements and amends the Stock Escrow Agreement and shall be read in conjunction therewith. Except only insofar as the same may be inconsistent with the express provisions of this Agreement, all the provisions of the Stock Escrow Agreement shall apply to and shall have effect in the same manner as if they and the provisions of this Agreement were contained in one instrument.

11.	Odyssey as successor escrow agent hereby assumes the rights, powers, duties and obligations in the Stock Escrow Agreement declared and provided and agrees to perform the same upon the terms and conditions herein and in the Stock Escrow Agreement and be bound by the terms of the Stock Escrow Agreement in every way as if Odyssey had been the original party thereto in place of Resigning Escrow Agent.

12.	The Company as successor to Bite hereby assumes the rights, powers, duties and obligations in the Stock Escrow Agreement declared and provided and agrees to perform the same upon the terms and conditions herein and in the Stock Escrow Agreement and be bound by the terms of the Stock Escrow Agreement in every way as if the Company had been the original party thereto in place of Bite and “Above Food Ingredients Inc.” shall be substituted for any and all references to Bite or the Company in the Stock Escrow Agreement.

13.	Notwithstanding the foregoing, the protection and indemnities, including those contained in Section 5.2 of the Stock Escrow Agreement, provided to the Resigning Escrow Agent thereunder, and the waiver set forth in Section 5.8 of the Stock Escrow Agreement, shall survive the resignation of the Resigning Escrow Agent and termination or discharge of the Stock Escrow Agreement. The Resigning Escrow Agent shall continue to be bound by the waiver set forth in Section 5.8 of the Stock Escrow Agreement.

14.	Section 4.3 of the Stock Escrow Agreement is amended in its entirety as follows:

“Restrictions on Transfer. During the Escrow Period, the only permitted transfers of the Escrow Shares will be (i) among the Founders or to the Company’s or the Founders’ members, officers, directors, consultants or their affiliates, (ii) to a Founder’s stockholders or members upon such Founder’s liquidation, in each case if the Founder is an entity, (iii) by bona fide gift to a member of a Founder’s immediate family or to a trust, the beneficiary of which is a Founder or a member of a Founder’s immediate family, in each case for estate planning purposes, (iv) by virtue of the laws of descent and distribution upon death, (v) pursuant to a qualified domestic relations order, (vi) to the Company for no value for cancellation in connection with the consummation of a Business Combination, (vii) in connection with the consummation of a Business Combination at prices no greater than the price at which the Escrow Shares were originally purchased or (viii) to Grupo Comercial e Industrial Marzam, S.A.P.I. de C.V, Gibart, S.A. de C.V. and Genomma Lab Internacional, S.A.B. de C.V.; provided, however, that except for clause (vi) or with the Company’s prior written consent, such permitted transfers may be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of this Agreement.”

15.	Section 6.1 of the Stock Escrow Agreement is amended in its entirety as follows:

“Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Minnesota, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. As to any claim, cross-claim, or counterclaim in any way relating to this Agreement, each party waives the right to trial by jury.”

16.	This Agreement shall ensure to the benefit of and be binding upon the parties hereto and their successors and permitted assigns.

17.	This Agreement shall be governed by the laws of the State of Minnesota applicable therein.

[Signature page follows.]

In witness whereof this Agreement has been duly executed by the parties hereto as of the date first above written.

BITE ACQUISITION CORP.

By:	/s/ Alberto Ardura González
Name:	Alberto Arudra González
Title:	Chief Executive Officer

SMART DINE, LLC

By:	/s/ Jose Luis Guerrero Cortes
Name:	Jose Luis Guerrero Cortes
Title:	CFO

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:	/s/ Henry Farrell
Name:	Henry Farrell
Title:	Vice President

ODYSSEY TRANSFER AND TRUST COMPANY

By:	/s/ Rebecca Paulson
Name:	Rebecca Paulson
Title:	President

ABOVE FOOD INGREDIENTS INC.

By:	/s/ Lionel Kambeitz
Name:	Lionel Kambeitz
Title:	Chief Executive Officer

[Signature Page to Stock Escrow Assignment, Assumption and Amendment]